Exhibit 10.48
PRIVATE & CONFIDENTIAL
DBCN/CR/2003/0169
26 Jul 2006
TRIO-TECH INTERNATIONAL PTE LTD
1008 Toa Payoh North
#03-09
Toa Payoh Industrial Estate
Singapore 318996
Attn: Mr Victor Ting
Dear Sirs
BANKING FACILITIES
1 We refer to our Letters of Offer dated 10 May 2005 and 31 Mar 2005 and the various discussions between TRIO-TECH INTERNATIONAL PTE LTD (“your Company”/“you”) and our officers. In response to your request, we would like to inform you that the banking facilities (the “Facilities”) shall be revised as follows: -

	Existing	Revised
Facilities	Limits	Limits
Import Line comprising (Sight/Usance) Letters of Credit, Trust Receipts, Bills Receivable Purchase (Import), Shipping Guarantees and Airway Guarantees	S$1, 000,000	S$1, 000,000

Bills Receivable Sales	US$3,000,000	US$3,000,000

Term Loan I (estimated outstanding as at Jul 06: S$289,579/-)	S$797,627.60	S$797,627.60

Term Loan III (estimated outstanding as at Jul 06: S$520,477/-)	S$1,000,000	S$1,000,000

Term Loan IV (estimated outstanding as at Jul 06: S$407,209/-)	S$1,000,000	S$1, 000,000

Term Loan V	S$1, 000,000	—

Foreign Exchange Line	S$3,000,000	S$3,000,000

DBS Bank Ltd	Tel: 65.6767 1555
DBS Business Centre (North) Enterprise Banking	Fax: 65.6764 2725
900 South Woodlands Drive #05-01	Telex: RS 24455
Woodlands Civic Centre	SWIFT Dest: DBSSSGSG
Singapore 730900	www.dbs.com

TRIO-TECH INTERNATIONAL PTE LTD
Banking Facilities
26 Jul 2006
2 In addition, clause 2(f) stipulated in the Letter of Offer dated 10 May 2005 shall be revised as follows: -
“2(f)	Availability

Term Loan IV shall be available for drawdown up to 30 Sep 2006.”
3 We refer to our Letter of Offer dated 31 Mar 2005 and wish to inform your Company that clauses 2(e)(i) and 2(e)(iii) shall also be revised as follows: -
“2(e)	Conditions governing use of facilities
(i)	Utilisation under the Bills Receivable Sales Facility shall be supported by sales invoices to buyers acceptable to the Bank. In this respect, the approved parties are as follows:-
(a)	AMD Technologies (China) Co Ltd

(b)	Freescale Semiconductor (China) Ltd

(c)	Freescale Semiconductor Malaysia Sdn Bhd.
(iii)	The payments received from approved parties as listed in 2(e)(i) above shall be deposited into your Company’s current account maintained with DBS Bank.”
4 Save the above, all other terms and conditions as stipulated in our previous Letter(s) of Offer and/or Letter(s) of Variation shall remain unchanged.
5 Should the above variation meet with your acceptance, please submit to DBS Blank one (1) certified copy of the Resolution passed by your Board of Directors accepting the same on all the terms and conditions contained herein and furnish to DBS Bank the name(s) of the person(s) authorised to contract the foreign exchange transactions, together with the duplicate of this letter of variation duly signed.
6 This variation shall lapse if it is not accepted within fourteen (14) days from the date of this letter, unless otherwise extended by DBS Bank.
7 Should you have any enquiries pertaining to this letter of variation, please do not hesitate to contact Mr William Tiang at 6767 1546.

Yours faithfully

/s/ Lim Poh Leong
LIM POH LEONG
VICE PRESIDENT
ENTERPRISE BANKING
CORPORATE AND INVESTMENT BANKING GROUP

DBS Bank Ltd	Tel: 65.6767 1555
DBS Business Centre (North) Enterprise Banking	Fax: 65.6764 2725
900 South Woodlands Drive #05-01	Telex: RS 24455
Woodlands Civic Centre	SWIFT Dest: DBSSSGSG
Singapore 730900	www.dbs.com

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